UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 27, 2009
Ciena Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-21969	23-2725311

(Commission File Number)	(IRS Employer Identification No.)

1201 Winterson Road, Linthicum, MD	21090

(Address of Principal Executive Offices)	(Zip Code)
(410) 865-8500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — ELECTION OF DIRECTOR
(d) On May 27, 2009, the Board of Directors of Ciena Corporation (“Ciena”) increased the size of the Board to nine directors and appointed Patrick T. Gallagher, 54, to fill the newly created vacancy in Class III of the Board. The term of office for Class III directors does not expire until the 2012 annual meeting. However, in accordance with Ciena’s Amended and Restated Bylaws, Mr. Gallagher will stand for election by shareholders at the 2010 annual meeting to serve the remainder of the Class III term. Mr. Gallagher was also appointed on May 27, 2009 to serve on the Audit Committee of Ciena’s Board.
Mr. Gallagher is currently Chairman of Ubiquisys Ltd., a leading developer and supplier of femtocells for the global 3G mobile wireless market. From January 2008 until February 2009, Mr. Gallagher was Chairman of Macro 4 Plc, a FTSE-listed global software solutions company, and from May 2006 until March 2008, he was Vice Chairman of Golden Telecom Inc., a NASDAQ-listed facilities-based provider of integrated communications in Russia and the CIS. From 2004 until October 2007, Mr. Gallagher was a member of the Supervisory Board of Getronics NV, a Dutch listed global information and communications technology solutions and services company. From 2003 until 2005, Mr. Gallagher was Executive Vice Chairman and served as Chief Executive Officer of FLAG Telecom Ltd., a global telecommunications company that owns and manages a subsea optical fiber network. From 1985 to 2002, Mr. Gallagher held senior management positions at BT Group plc, including as Group Director of Strategy & Development, President of BT Europe and a member of the BT Executive Committee. Mr. Gallagher also serves on the board of directors of Harmonic Inc., a provider of broadcast and on-demand video delivery solutions, and Sollers JSC, a Russian automobile manufacturer and distributor.
Consistent with Ciena’s standard, non-employee director compensation program, on May 27, 2009, the Board granted Mr. Gallagher a restricted stock unit award representing 7,688 shares of Ciena common stock, based upon a delivered value of $83,333 ($100,000 prorated to reflect the election date). This award will vest in equal annual installments over a three-year period from the date of grant. Mr. Gallagher will also be eligible to receive cash compensation for his service on the Board of Directors and any committees to which he may subsequently be appointed in the form of the retainers and, if applicable, meeting fees, as set forth under the heading “Director Compensation —Cash Compensation” in Ciena’s proxy statement for its 2009 annual meeting filed with the SEC on February 2, 2009.
A copy of the press release announcing the appointment of Mr. Gallagher to the Board of Directors is furnished as Exhibit 99.1.
ITEM 9.01 — EXHIBITS
     (c) The following exhibit is being filed herewith:

Exhibit Number	Description of Document

Exhibit 99.1	Text of Press Release dated May 28, 2009, issued by Ciena Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation
Date: May 28, 2009	By:	/S/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary